UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2009

GENERAL EMPLOYMENT ENTERPRISES, INC
(Exact name of registrant as specified in its charter)

Illinois	1-05707	36-6097429
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Tower Lane, Suite 2200, Oakbrook Terrace, Illinois		60181
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(630) 954-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02, Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 9, 2009, the Company’s board of directors increased the size of the board from five members to six members, and it named Thomas C. Williams to fill the vacancy. Thomas C. Williams, 49 is currently acting Vice Chairman of Capital Management of Bermuda (previously Travelers of Bermuda), a company providing pension benefits for expatriates who have worked outside the U.S. and accrued benefits towards their retirement which is not covered by their domestic pension plans. Additionally, Mr. Williams is the CEO of Innova Insurance Ltd., a Bermuda based insurer, which provides extension risk to the Capital Markets on life insurance related assets.

On July 9, 2009, the Company’s board of directors made appointments to fill the committee vacancies that had been created by the previously-reported resignations of board members Sheldon Brottman, Thomas Kosnik and Edward Hunter. The committees are now composed of the following non-employee directors: for the Audit Committee – Dennis W. Baker (Chair), Thomas C. Williams and Herbert F. Imhoff, Jr.; for the Nominating Committee – Thomas C. Williams (Chair), Charles W. B. Wardell III and Dennis W. Baker; and for the Compensation Committee – Charles W. B. Wardell III (Chair), Herbert F. Imhoff, Jr. and Thomas C. Williams.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GENERAL EMPLOYMENT ENTERPRISES, INC. (Registrant)

Date: July 10, 2009	By: /s/ Kent M. Yauch
Kent M. Yauch
Vice President, Chief Financial
Officer and Treasurer

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